UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2024
Atmus Filtration Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41710	88-1611079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Century Boulevard Nashville, Tennessee	37214
(Address of Principal Executive Offices)	(Zip Code)
(615) 514-7339
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATMU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On February 14, 2024, Atmus Filtration Technologies Inc. (“the Company”) issued the attached press release reporting its financial results and providing a business update as of and for the fourth quarter and year ended December 31, 2023. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished in this Item 2.02, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2024, in anticipation of the offer by Cummins Inc. (“Cummins”) to exchange all of its shares of common stock of the Company for outstanding shares of common stock of Cummins (the “Exchange Offer”) and as contemplated by the separation agreement entered into between Cummins and the Company in connection with the Company’s May 30, 2023 initial public offering, Sharon Barner, Mark Smith, Cristina Burrola, Tony Satterthwaite, Earl Newsome and Nathan Stoner each resigned from the Company’s board of directors, with each such resignation conditioned upon, and to be effective only upon, the closing of the Exchange Offer and Cummins’ beneficial ownership of shares of common stock of the Company representing, in the aggregate, less than a majority of the total voting power of the then outstanding voting stock of the Company. All such individuals were Cummins-designated members of the board of directors of the Company.
On February 13, 2024, conditioned upon on, and to be effective only upon, the closing of the Exchange Offer and the effectiveness of the CMI-appointed director resignations, the board of directors of the Company (i) set the size of the board of directors at seven members, (ii) appointed each of Diego Donoso and Stuart Taylor as a member of the Company’s board of directors to fill the remaining vacancies on the board; (iii) designated Messrs. Donoso and Taylor to class III of the board of directors, each to serve in such capacity for an initial term to expire at the Company’s annual meeting of stockholders in 2026 and until his respective successor is appointed or qualified, or until his earlier resignation or removal; (iv) appointed Mr. Donoso to each of the governance and nominating committee of the Company’s board of directors (the “Governance and Nominating Committee”) and the audit committee of the Company’s board of directors (the “Audit Committee”); and (v) appointed Mr. Taylor to the talent management and compensation committee of the Company’s board of directors (the “TMCC”) and as chair of the Governance and Nominating Committee. Effective upon the closing of the Exchange Offer, the Governance and Nominating Committee will be comprised of Stuart Taylor (chair), Edwin Bennett, Diego Donoso, Gretchen Haggerty, Jane Leipold and Stephen Macadam, the TMCC will be comprised of Jane Leipold (chair), Stephen Macadam and Stuart Taylor and the Audit Committee will be comprised of Gretchen Haggerty (chair), Edwin Bennett and Diego Donoso.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are being filed as part of this Report.

Exhibit No.	Description
99.1	Press Release issued by Atmus Filtration Technologies Inc. on February 14, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Atmus Filtration Technologies Inc.

By:	/s/ JACK M. KIENZLER
Jack M. Kienzler
Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer)
February 14, 2024